Exhibit 10.20

FORM OF MADRIGAL INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of ________ __, 2024   by and between Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and ___________(“Indemnitee”).  This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering the subject matter of this Agreement.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.  Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions.  At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.  The Certificate of Incorporation of the Company and the By-laws of the Company require indemnification of the officers and directors of the Company.  Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).  The By-laws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company and the By-laws of the Company and any resolutions adopted pursuant thereto, as well as any rights of Indemnitees under any directors’ and officers’ liability insurance policy and this Agreement shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the protection available under the Company’s Certificate of Incorporation and the Company’s By-laws and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve or continue to serve in such capacity.  Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

Exhibit 10.20

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.   Services to the Company.  Indemnitee agrees to serve as an [officer/director] of the Company or any other Enterprise.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position.  This Agreement shall not be deemed an employment contract between the Company (or any other Enterprise) and Indemnitee.  Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any other Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any other Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Company’s Certificate of Incorporation, the Company’s By-laws, and the DGCL.  The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an [officer/director] of the Company or any other Enterprise.

Section 2.  Definitions.  As used in this Agreement:

(a)  References to “agent” shall mean any person who is or was a director, officer, or employee of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another Enterprise.

(b)   A “Change in Control” shall be deemed to occur upon the earliest to occur of any of the following events:

i.  The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act (defined below) ) of the beneficial ownership of securities of the Company representing more than twenty percent (20%) of the total combined voting power of all outstanding securities of the Company;

ii.   A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

iii.  A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

iv.  The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting

Exhibit 10.20
power of all outstanding voting securities of the acquiring entity immediately after such transaction(s);

v.  The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company; or

vi. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i)-(v)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board.

For purposes of this Section 2(b), the following terms shall have the following meanings:
(A)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(B)    "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c)  “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other Enterprise.

(d)  “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)  “Enterprise” shall mean the Company, any of its subsidiaries and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan (including any deemed fiduciary thereto) or other enterprise of which Indemnitee is or was serving as a director, officer, employee, fiduciary or agent at the request of, for the convenience of, or to represent the interests of the Company.

(f)  “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, in accordance with Section 12(d) and (iii) expenses incurred in connection with

Exhibit 10.20
recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)  “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h) The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status, by reason of any action taken by him (or a failure to take action by him) or of any action (or failure to act) on his part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.  If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(i)  Reference to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 3.  Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in

Exhibit 10.20
connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that his conduct was unlawful.  The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors or applicable law.

Section 4.  Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (as defined below) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5.  Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.  Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness, is or was made (or asked) to respond to discovery requests in any Proceeding, or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7.  Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.  Additional Indemnification.

(a)  Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s

Exhibit 10.20
Corporate Status against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b)  For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

i.  to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and

ii.  to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 9.  Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim involving Indemnitee:

(a) to the extent that payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)  for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law;

(c)  except for Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement (in accordance with Section 12(d) hereof), in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any mandatory counterclaim or cross claim brought or raised by Indemnitee in any Proceeding (or part of any Proceeding) or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(d) for any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(e) for any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act.

Section 10.  Advances of Expenses.  Notwithstanding any provision of this Agreement to the contrary (other than Section 12(d)), the Company shall advance, to the extent not prohibited

Exhibit 10.20
by law, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any proceeding) not initiated by Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the Board as provided in Section 9(c), and such advancement shall be made within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  In accordance with Section 12(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.  No other form of undertaking shall be required other than the execution of this Agreement.  This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

Section 11.  Procedure for Notification and Defense of Claim; Procedures upon Application for Indemnification; Presumptions and Effect of Certain Proceedings.

(a)  Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof.  The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding.  The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
(b)  Upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating with the person, persons or entity making such determination shall

Exhibit 10.20
be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.
(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(b) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(d) The Company will be entitled to participate in the Proceeding at its own expense. The Company shall not settle any Proceeding (in whole or in part) if such settlement would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee in respect of which Indemnitee is not entitled to be indemnified hereunder without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

(e)  In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company that Indemnitee has not met such applicable standard of conduct, shall be a defense to

Exhibit 10.20
the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(f)  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(g)  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers or directors of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by or on behalf of the Enterprise.  The provisions of this Section 11(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(h)  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12.  Remedies of Indemnitee.

(a)  Subject to Section 12(e), in the event that (i) a determination is made in accordance with this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to any of Sections 5-7 or the second to last sentence of Section 11(b), within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a).  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made in accordance with this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this

Exhibit 10.20
Section 12 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)  If a determination shall have been made in accordance with this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)  The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.  The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by or behalf of Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(e)  Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 13.  Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)  The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise and shall be interpreted independently of, and without reference to, any other such right to which Indemnitee may at any time be entitled.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation and the Company’s By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Exhibit 10.20

(b)  To the extent that the Company maintains any insurance policy providing liability insurance for directors, officers, employees, or agents of the Company or any other Enterprise, Indemnitee shall be covered by such policy in accordance with its terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability or similar insurance (“D&O Insurance”) in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the applicable insurers in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of each such policy.

(c)  In the event (i) that the Company determines to reduce materially or not to renew its D&O Insurance coverage, the Company will purchase six (6) year tail coverage D&O Insurance, on terms and conditions substantially similar to the existing D&O Insurance (“Comparable Coverage”), for the benefit of the directors, officers, employees or agents of the Company or any other Enterprise who had served in such capacity prior to the reduction, termination or expiration of the coverage (the “Prior Directors and Officers”); or (ii) of a Change in Control, the Company will purchase six (6) year tail coverage D&O Insurance with Comparable Coverage for the benefit of the directors, officers, employees or agents of the Company or any other Enterprise who had served in such capacity prior to the closing of the transaction or the occurrence of the event constituting the Change in Control. Notwithstanding the foregoing, if the annual premium for any year of such tail coverage would exceed 200% of the annual premium the Company paid for D&O Insurance in its last full fiscal year prior to the reduction, termination or expiration of the D&O Insurance or such Change in Control event, the Company (or the acquiror or successor, as the case may be) will be deemed to have satisfied its obligations under this Section 13(c) by purchasing as much D&O Insurance for such year as can be obtained for a premium equal to 200% of such annual premium the Company paid for D&O Insurance in its last full fiscal year.

(d)  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e)  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f)  The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any Enterprise other than the Company shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.

Section 14.  Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as an officer or director of the Company or any other Enterprise or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding (including any appeal thereof) commenced by Indemnitee pursuant to Section 12(d).  This Agreement shall be

Exhibit 10.20
binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

Section 15.  Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16.  Enforcement.

(a)  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(b)  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the By-laws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 17.  Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 18.  Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 19.  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)  If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

Exhibit 10.20
(b) If to the Company to the Chief Executive Officer and the Vice President, Human Resources, at the Company’s then corporate office address or to any other address as may have been furnished to Indemnitee by the Company.

Section 20.  Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 21.  Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) irrevocably appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 22.  Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 23.  Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Exhibit 10.20
IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

MADRIGAL PHARMACEUTICALS, INC.	INDEMNITEE

By:

Name:	Name:

Office:	Address: